CONSENT OF INDEPENDENT AUDITORS


Lord Abbett Investment Trust - Balanced Series:

We consent to the incorporation by reference in Post-Effective Amendment No. 14 to Registration Statement No. 33-68090 our report dated January 5, 1998 appearing in the annual report to shareholders and to the reference to us under the caption "Financial Highlights" in the Prospectus and to the references to us under the captions "Investment Advisory and Other Services" and "Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.




DELOITTE & TOUCHE LLP

New York, New York
March 27, 1998


CONSENT OF INDEPENDENT AUDITORS


Lord Abbett Investment Trust - US Government Securities Series and Limited Duration US Government Securities Series:

We consent to the incorporation by reference in Post-Effective Amendment No. 14 to Registration Statement No. 33-68090 our report dated January 5, 1998 appearing in the annual report to shareholders and to the reference to us under the caption "Financial Highlights" in the Prospectus and to the references to us under the captions "Investment Advisory and Other Services" and "Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.




DELOITTE & TOUCHE LLP

New York, New York
March 27, 1998